POWER OF ATTORNEY

	The undersigned hereby makes, constitutes and appoints each of Martin M. Cohen,
Charlene R. Herzer, Anna Xanthos, Melissa Bybee and Jill Chesler to act
severally and not jointly, as his true and lawful agents and attorneys-in-fact, with full power and authority to act hereunder, each in his or her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to request electronic filing codes from the Securities and Exchange Commission (the "SEC") by filing the Form ID
Uniform Application for Access Codes to File on EDGAR and to make any and all required or voluntary filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulation thereunder, with the SEC, and any and all applicable stock exchanges,
Morgan Stanley and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the undersigned's status as an officer, director or stockholder of Morgan Stanley.
This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan Stanley.

      Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed.
 This power of attorney shall not be revoked by any subsequent power of attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

      CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

      When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

      Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

      You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

	You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

      Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

      The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

      If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

	IN WITNESS WHEREOF, the undersigned has executed this power of attorney, effective as of this 23rd day of December, 2009.

By:	/s/ Paul J. Taubman
        Paul J. Taubman

State of New York	}
			}  ss.:
County of New York	}

	On this 23rd day of December, 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Paul J. Taubman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Michael M. O'Brien
Notary Public, State of New York
Commission Expires Oct 19, 2010


IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2)	avoid conflicts that would impair your ability to act in the principal's best interest;

(3)	keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

      You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

      Liability of agent:
      The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

      We, Martin M. Cohen, Charlene R. Herzer, Anna Xanthos, Melissa Bybee and Jill Chesler, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

      We acknowledge our legal responsibilities.

      /s/ Martin M. Cohen	12/28/09
      Martin M. Cohen		Date

      /s/ Charlene R. Herzer	12/28/09
      Charlene R. Herzer	Date

      /s/ Anna Xanthos		12/28/09
      Anna Xanthos		Date

      /s/ Melissa Bybee         12/28/09
      Melissa Bybee	        Date

      /s/ Jill Chesler          12/28/09
      Jill Chesler	        Date


State of New York	}
			}  ss.:
County of New York	}


	On this 28th day of December, 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Martin M. Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Margaret T. Dugan
Notary Public, State of New York
Commission Expires October 20, 2012



State of New York	}
			}  ss.:
County of New York	}


	On this 28th day of December, 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Charlene R. Herzer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Margaret T. Dugan
Notary Public, State of New York
Commission Expires October 20, 2012


State of New York	}
			}  ss.:
County of New York	}


	On this 28th day of December, 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Anna Xanthos, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Margaret T. Dugan
Notary Public, State of New York
Commission Expires October 20, 2012


State of New York	}
			}  ss.:
County of New York	}

	On this 28th day of December, 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Melissa Bybee, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Margaret T. Dugan
Notary Public, State of New York
Commission Expires October 20, 2012


State of New York	}
			}  ss.:
County of New York	}


	On this 28th day of December, 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Jill Chesler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Margaret T. Dugan
Notary Public, State of New York
Commission Expires October 20, 2012